Exhibit 10.20

LOAN AGREEMENT

Parties:	Industrial Development Corporation of South Africa Limited (a corporation established under Section 2 of the Industrial Development Corporation Act 1940 (Act No. 22 of 1940)) ("Lender")

[***]

Email:         [***]

Attention: [***]

and

Kellplant Proprietary Limited (registration number: 2015/364757/07) ("Borrower")

Physical: [***]

Email:         [***]

Attention: [***]

1.	DEFINITIONS AND INTERPRETATION

Unless the context indicates a contrary intention, words and expressions shall bear the following meaning assigned to them:

1.1	"Applicable Law" means any law (including statutory, common or customary law), statue, judgment, treaty, regulation, directive, by-law, order, other legislative measure, requirement, request or guideline (whether or not having the force of law, but if not having the force of law, is generally complied with by persons to whom it is addressed or applied) in South Africa, and as may be amended, replaced, re-enacted, restated or reinterpreted from time to time;

1.2	"Business Day" means any day other than a Saturday, Sunday or statutory public holiday in South Africa;

1.3	"Calculation Date" means 31 December of each calendar year, provided that the first Calculation Date shall take place after the Financial Covenant Effective Date;

1.4	"Calculation Period" means in relation to a Calculation Date, each successive 12 month period commencing on a Calculation Date and ending on the day preceding the next Calculation Date;

1.5	"Cash Flow Available for Debt Service" means, in respect of any Calculation Period, an amount (without double counting) equal to:

1.5.1	revenues projected to be received by the Borrower during that period;

minus

1.5.2	operating costs, capital expenditure and taxes forecast to be paid by the Borrower during that period;

1.6	"Cash Interest Cover Ratio" means, on any Calculation Date, the ratio of Cash Flow Available for Debt Service to interest on Financing Principal forecast to be paid or payable, to all senior lenders of the Borrower during that period;

1.7	"Coercive Practice" means the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of a party to influence improperly the actions of a party;

1.8	"Collusive Practice" means an arrangement between two or more parties designed to achieve an illegal purpose, including without limitation to influence improperly the actions of another party;

1.9	"Companies Act" means the Companies Act, 2008 as amended from time to time;

1.10	"Constitutional Documents" means documents of an entity, including, without limitation and where applicable, such entity's, certificate of incorporation, memorandum of incorporation, notice of incorporation, registration certificate, founding statement, trust deed and letters of authority;

1.11	"Control" means another company or legal entity or person (whether alone or pursuant to an agreement with others):

1.11.1	holds or controls more than 50% (fifty per cent) of the voting rights (taking into account when such voting rights can be exercised) in that company, other than in circumstances where an existing shareholder, direct or indirect, holds or controls such voting rights; or

1.11.2	has the right to appoint or remove the majority of that company’s board of directors, other than in circumstances where an existing shareholder, direct or indirect, holds or controls such voting rights; or

1.11.3	has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes, other than in circumstances where an existing shareholder, direct or indirect, holds or controls such voting rights;

1.12	"Corrupt Act" means:

1.12.1	the promise, offering or giving, to a public official or any person who directs or works, in any capacity, for a private sector entity, directly or indirectly, of an undue advantage of any nature, for himself or herself or another person or entity, in order to induce (whether successfully or not) that he or she acts or refrains from acting in the exercise of his or her duties; or

1.12.2	the solicitation or acceptance by a public official or any person who directs or works, in any capacity, for a public sector entity, directly or indirectly, of an undue advantage of any nature, for himself or herself or another person or entity, in order to induce (whether successfully or not) that he or she acts or refrains from acting in the exercise of his or her duties;

1.13	"CPI" means the consumer price index for all expenditure groups: Metropolitan and other urban areas (B2000=100) as published from time to time by Statistics SA in Statistical Release P1041.1 provided that if, after the Signature Date:

1.13.1	such index shall cease to be published; or

1.13.2	should the Lender notify the Borrower that due to a change in circumstance and on reasonable grounds, the index is no longer representative, then in any such circumstance, the Lender will use such other official information or index in calculating the rate of inflation as may be available;

1.14	"Debt Service Cover Ratio" means, on any Calculation Date, the ratio of:

1.14.1	Cash Flow Available for Debt Service;

to

1.14.2	Debt Service Obligations;

1.15	"Debt Service Obligations" means, for any Calculation Period, an amount (without double counting) equal to the aggregate of:

1.15.1	all Finance Costs forecast to be paid or payable, to all senior lenders of the Borrower during that period; and

1.15.2	all Financing Principal forecast to be paid or payable, to all senior lenders of the Borrower during that period;

1.16	"Default Rate" means 2% (two percent) above the Interest Rate;

1.17	“Denigrate” means to make any comments or statements in relation to any matter about the IDC, its employees, business processes and this Agreement (whether or not this Agreement is concluded) which would, or is intended to adversely affect in any manner the reputation of the IDC, its executives, clients, employees business strategies or services except for any such statement or comment made during legal proceedings;

1.18	"Drawdown Date" means the date(s) of any other drawing under the Facility as specified in each Drawdown Request;

1.19	"Drawdown Request" means a written request substantially in the form attached hereto as Annexure "A" and corresponding with the Drawdown Schedule;

1.20	“Drawdown Schedule” means the written schedule to be agreed by the Lender and the PPM Lender setting out Loans under this Loan Agreement;

1.21	"Effective Date" means a date which is one Business Day after the date on which the Conditions Precedent are fulfilled or deemed to be fulfilled, or waived by the Lender;

1.22	“Engineering Completion Certificate” means a written notice confirming that the Lender and the PPM Lender are satisfied that the detailed engineering for the Plant has been finalized;

1.23	“EPCM Agreement” means the engineering, procurement, construction and management agreement to be concluded between the Borrower and a suitably qualified party to design and build the Plant;

1.24	“Existing Indebtedness” means the indebtedness incurred by the Borrower for the development of the Project before the Signature Date which includes the development bridging loan provided by PPM to the Borrower for an amount of USD10,000,000;

1.25	"Final Payment Date" means the 10th anniversary of the first Drawdown Date or such later date as agreed in writing between the Lender and the Borrower;

1.26	"Finance Costs" means, in respect of any Calculation Period, the aggregate of all interest payments, fees, premiums, commissions, costs and expenses forecast to be paid or payable, by the Borrower during that period;

1.27	"Finance Documents" means:

1.27.1	this Loan Agreement;

1.27.2	a Drawdown Request;

1.27.3	any one or more documents evidencing the Security provided by the Security Providers in favour of the Lender as required in terms of this Agreement;

1.27.4	the Intercreditor Agreement;

1.27.5	the Subordination Agreement;

1.27.6	any amendments, novations, extensions, re-instatement, restatements to the above documents; and

1.27.7	any other agreement or document designated as a Finance Document by written agreement between Lender and the Borrower;

1.28	"Financing Principal" means, for any Calculation Period, principal amounts repayable by the Borrower under this Loan Agreement and under the PPM Loan Agreement;

1.29	"Fraudulent Practice" means any action or omission, including without limitation any misrepresentations that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation;

1.30	“Guarantees” means the guarantees to be furnished by the Security SPV to the Lender and the PPM Lender guaranteeing the Borrower’s payment obligations under the Relevant Documents;

1.31	“Group Company” – means the Borrower, the Shareholder and Kelltech Limited;

1.32	"Increased Costs" means –

1.32.1	a reduction in the rate of return from a Loan or on the Lender's overall capital; or

1.32.2	an additional or increased cost; or

1.32.3	a reduction of any amount due and payable under any Finance Document;

which is incurred or suffered by the Lender to the extent that it is attributable to the Lender having entered into its commitment or funding or performing its obligations under any Finance Document;

1.33	“Indemnity” means the indemnity to be furnished by the Borrower to the Security SPV;

1.34	“Intercreditor Agreement” means the agreement to be concluded between, amongst others, the Borrower, the Lender and the PPM Lender pursuant to which the Lender and the PPM Lender will regulate their material rights as lenders to the Borrower;

1.35	“IDC Shareholder’s Loan Agreement” means the agreement to be concluded between the Shareholder and the Lender (in its capacity as a shareholder of the Shareholder) pursuant to which the Lender shall advance a shareholder’s loan to the Shareholder in the amount of ZAR407,000,000.00 (four hundred and seven million Rand) on the terms and conditions contained in the IDC Shareholder’s Loan Agreement;

1.36	"Interest Rate" means the applicable rate of interest calculated in accordance with the provisions of clause 9;

1.37	“Interest Capitalisation End Date” means the second anniversary of the first Drawdown Date;

1.38	“Kelltech Limited” means Kelltech Limited, Company Number 084 564, Mauritius;

1.39	“Kelltech Shareholder Loan Agreement” means the agreement to be concluded between the Shareholder and Kelltech Limited pursuant to which Kelltech Limited shall advance a shareholder’s loan to the Shareholder in the amount of ZAR666,666,666.67 (six hundred and sixty six million, six hundredand sixty six thousand, six hundred and sixty six Rand and sixty seven cents) on the terms and conditions contained in the Kelltech Shareholder’s Loan Agreement;

1.40	“Kell License Agreements” means the suite of license agreements concluded by, inter alia, Orkid, Kelltech Limited, the Shareholder and the Borrower pursuant to which the Borrower shall have the right to exploit the “Kell Process” refining technology in respect of PGMs;

1.41	“Kelltech Shareholders Agreement” means the Kelltech Limited shareholders agreement entered into between, among others, the Company, Lifezone Limited, Orkid and SPM, dated 16 April 2014, as amended;

1.42	“KTSA Shareholders Agreement” means the shareholders agreement concluded between the Lender (in its capacity as a shareholder of the Shareholder) and Kelltech Limited governing their mutual shareholding in the Shareholder, as amended from time to time;

1.43	“Lenders” means the Lender and the PPM Lender;

1.44	“Lenders’ Technical Adviser” means a lender technical advisor as may be appointed from time to time in relation to the Project by the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed);

1.45	"Loan" means each loan made or to be made under this Loan Agreement or the principal amount (including, for the avoidance of doubt, interest if applicable) outstanding for the time being of that Loan;

1.46	"Loan Agreement" means this loan agreement read together with its annexures, as amended from time to time;

1.47	“LTA Agreement” means the agreement to be concluded between, inter alia, the Lender, the PPM Lender, and Lenders’ Technical Adviser to, inter alia, advise the Lender and the PPM Lender in relation to the construction and commissioning of the Plant;

1.48	“Marketing Agreement” means a marketing agreement entered into or to be entered between the Borrower and any third party marketing agent;

1.49	"Material Adverse Event" means an event or matter, as determined under the Intercreditor Agreement, which has or is reasonably likely to have a material adverse effect on:

1.49.1	the ability of the Borrower or any Security Provider to perform any of its obligations in a timely manner under any of the Finance Documents to which it is a party; or

1.49.2	the legality, validity or enforceability or effectiveness of any of the Finance Documents or priority of Security granted or purported to be granted thereunder; or

1.49.3	before the first Drawdown Date, the condition (financial or otherwise) of the business, obligations (whether contractual or regulatory), or operations or prospects of the Borrower and after the first Drawdown Date, the continuation by the Borrower of its business at all; or

1.49.4	the ability of the Lender to enforce or exercise any of its rights or remedies granted or purported to be granted under the Finance Documents;

1.50	"Obstructive Practice" means:

1.50.1	deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede an official investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice; and/or

1.50.2	threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation; or

1.50.3	any acts intended to materially impede the exercise of each of the Lenders' access to contractually required information in connection with an official investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice;

1.51	“Orkid” means ORKID S.a.r.l Registration Number B167 777, Luxembourg;

1.52	"Outstandings" means, in respect of a Loan, at any time, the aggregate of that Loan and all and any other amounts due and payable to the Lender on account of such Loan, including, without limitation, any bona fide claim for damages or restitution and any claim as a result of any recovery by the Lender of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability;

1.53	“Permitted Indebtedness” means any direct or indirect funding provided to the Borrower pursuant to:

1.53.1	the loan agreement to be concluded between the PPM Lender and the Borrower, pursuant to which the PPM Lender shall loan and advance to the Borrower an amount of R500,000,000.00 (five hundred million Rand) on the terms and conditions set out therein;

1.53.2	any funding provided under the Shareholder Loan Agreements; and

1.53.3	any overflow funding provided by the PPM Lender to the Borrower pursuant to the financing of the Project;

1.54	“PGM” means the platinum group metals being platinum, palladium, rhodium, sodium, ruthenium, iridium and osmium together with the associated metals of gold, silver, nickel, copper and cobalt;

1.55	“PPM” means Pilanesberg Platinum Mines Proprietary Limited, Registration Number: 2020/015572/07;

1.56	“PPM Lender” means PPM or any one of PPM’s Related Persons;

1.57	“PPM Loan Agreement” means the agreement to be concluded between the Borrower and the PPM Lender pursuant to which the PPM Lender will loan and advance R500 000 000.00 (five hundred million Rand) to the Borrower;

1.58	“PPM Off-take Agreement" means the purchase of concentrate agreement to be concluded between the Borrower and PPM pursuant to which the Borrower will purchase concentrate from PPM;

1.59	"Parties" means the Borrower and the Lender and "Party" means any of them as required by the context;

1.60	“Plant” means the first integrated processing plant owned by the Borrower that will utilize the technology known as the “Kell Process”, under the Licenses, to leach PGM concentrate and produce PGM compounds;

1.61	"Prime Overdraft Rate" means the publicly quoted basic rate of interest (percent, per annum, compounded monthly in arrears and calculated on a three hundred and sixty-five day year (irrespective of whether or not the year is a leap year) from time to time published by First Rand Bank Limited or its successor-in-title as being its prime overdraft rate as certified by any manager or divisional director of its First National Bank or Rand Merchant Bank divisions, whose appointment and designation need not be proved;

1.62	“Project” means the design, engineering, construction, commissioning and operation of the Plant;

1.63	"Project Documents" means each of the following:

1.63.1	EPCM Agreement;

1.63.2	LTA Agreement;

1.63.3	Marketing Agreement;

1.63.4	PPM Off-take Agreement;

1.63.5	Site Services and Utilities Agreement;

1.63.6	Technical Services and Management Agreement; and

1.63.7	any other agreement or document designated as a Project Document by written agreement between Lender and the Borrower;

1.64	“Rand” means the lawful currency of South Africa;

1.65	"Related Person" shall have the same meaning given to it in the Companies Act;

1.66	“Relevant Documents” the Transaction Documents and the PPM Transaction Documents (as such term is defined in the PPM Loan Agreement);

1.67	“SPM” means Sedibelo Platinum Mines Limited, a company incorporated in Guernsey having company number 54400;

1.68	“Sanctioned Entity” means:

1.68.1	a person, country or territory which is listed on a Sanctions List or is subject to Sanctions; or

1.68.2	a person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;

1.69	“Sanctioned Transaction” means any:

1.69.1	Corrupt Act;

1.69.2	Fraudulent Practice;

1.69.3	Coercive Practice;

1.69.4	Collusive Practice; or

1.69.5	Obstructive Practice;

1.70	“Sanctions” means general trade, economic or financial sanctions, laws, regulations or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority;

1.71	“Sanctions Authority” means:

1.71.1	the United Nations;

1.71.2	the European Union;

1.71.3	the Council of Europe (founded under the Treaty of London, 1946);

1.71.4	the government of the Republic of France;

1.71.5	the government of the United States of America;

1.71.6	the government of the United Kingdom; or

1.71.7	any other authority (howsoever defined),

1.71.8	and any of their governmental authorities, including, without limitation, the Office of Foreign Assets Control for the US Department of Treasury (OFAC), the US Department of Commerce, the US State Department or the US Department of Treasury, Her Majesty’s Treasury (HMT) and the French Ministry of Finance (MINEFI), each as amended, supplemented or substituted from time to time;

1.72	“Sanctions List/s” means any of the lists of the Sanctions Authorities;

1.73	“Security” means the security listed below, to be held by the Security SPV for the benefit, proportionately to loan funding advanced, of the Lender and the PPM Lender.

1.73.1	a cession by the Borrower of all of the Borrower's insurances and the proceeds thereof and the noting thereof of the Security SPV’s interest by the relevant insurer;

1.73.2	a special notarial bond for a minimum amount of R1 600 000 000.00 (one billion six hundred million Rand) plus an additional sum of 30% (thirty per cent) for ancillary costs and expenses registered or to be registered over certain identifiable movable assets owned by the Borrower (“the SNB”);

1.73.3	a general notarial bond for a minimum amount of R1 000 000 000.00 (one billion Rand) plus an additional sum of 30% (thirty per cent) for ancillary costs and expenses registered or to be registered over all the movable assets owned by the Borrower (“the GNB”);

1.73.4	an unlimited guarantee from the Shareholder;

1.73.5	a pledge of all the shares held by the Shareholder in the Borrower, and furthermore, a pledge of all shares held in the Shareholder;

1.74	"Security Provider" means any person providing Security in favour of the Security SPV including, without limitation, the Borrower;

1.75	“Security SPV” means the special purpose company to be registered and incorporated with the sole purpose of:

1.75.1	holding the Security; and

1.75.2	issuing the Guarantee(s) and, if required, making payment under the Guarantees;

1.76	"Shareholder" means the shareholder of the Borrower, being, as at the Signature Date, Kelltechnology South Africa (RF) Proprietary Limited, registration number 2008/026 628/07;

1.76.1	“Shareholder Loan Agreements” means each of the following agreements:

1.76.1.1	the IDC Shareholder’s Loan Agreement;

1.76.1.2	the Kelltech Shareholder Loan Agreement; and

1.76.1.3	an agreement between the Shareholder and the Borrower pursuant to which the Shareholder will subscribe for or advance ZAR1,073,666,666.67 (one billion and seventy three million, six hundred and sixty six thousand, six hundred and sixty six and sixty seven cents) or a similar amount;

1.76.2	“Shareholders’ and License Agreement Amendments” means the amendments to the KTSA Shareholders Agreement and/or the Kell License Agreements, pursuant to which, in respect of the Plant:

1.76.2.1.1	the aforementioned amended agreements shall make provision for the Lender to participate, pro rata to its shareholding in the Shareholder, in the royalties payable in respect of the Plant and attributable to each of the Lender and Kelltech Limited under the Kell License Agreements (as applicable), provided the Lender and Kelltech Limited’s shareholder loans in the Shareholder are in equilibrium, all future shareholder loans to the Shareholder will be:

1.76.2.1.1.1	advanced pro rata in tranches to shareholding in the Shareholder; and

1.76.2.1.1.2	interest free,

subject to the provisions of the Shareholder Loan Agreements, and for the avoidance of doubt, in respect of subsequent plants, if the Lender is willing to fund such plants on a pro rata basis, in these circumstances, the Lender’s participation therein shall be considered on a case-by-case basis at the Shareholder’s sole discretion;

1.77	“Shareholder’s Equity Approval” means the resolution of the shareholders of Kelltech Limited pursuant to which Kelltech Limited shall fund in the amount of ZAR666,666,666 (six hundred and sixty six million, six hundredand sixty six thousand, six hundred and sixty six Rand and sixty seven cents) by way of a shareholders loan;

1.78	"Signature Date" means the date on which this Loan Agreement is last signed by the Parties;

1.79	“Site Services and Utilities Agreement” means the agreement to be concluded between the Borrower and PPM for the provision of the requisite services (electricity, water, etc.) for the Plant;

1.80	"South Africa" means the Republic of South Africa;

1.81	“Subordination Agreement” means the agreement to be concluded between the Lender (in its capacity as shareholder of the Shareholder), the PPM Lender, the Borrower and the Shareholder and any other affiliate of the shareholder who may have provided any financing or have claims in the Borrower;

1.82	“Steady State Date” means and shall be deemed to have been achieved when the Plant produces refined PGMs:

1.82.1.1	at an average rate of 90% of the production capacity for the Plant as specified in the plant design and production specifications agreed to in the design agreement to be entered into between Lifezone Limited, the Borrower and Simulus Engineers;

1.82.1.2	with a PGM extraction rate of 90%; and

1.82.1.3	for a continuous operation period of 90 (ninety) days;

1.83	"Steering Committee” means the committee to be constituted by the Borrower or Kellplant and staffed by nominees of the Lender or Kellpant (as the case maybe) and the Borrower which will:

1.83.1.1	monitor the building and commissioning of the Plant;

1.83.1.2	monitor and address the relevant social, environmental, technical, marketing and financing matters in connection with construction of the Plant; and

1.83.1.3	perform any function necessarily ancillary to the above;

1.84	"Subsidiary" has the meaning ascribed to it in the Companies Act and "Subsidiaries" shall mean more than 1 (one);

1.85	“Technical Services and Management Agreement” means the agreements concluded between the Borrower and each of PPM and Lifezone Limited for the purposes of providing certain technical, support and managerial services to the Borrower;

1.86	"Terminal Drawing Date" means 31 December 2023 or such later date as agreed in writing between the Lender and the Borrower;

1.87	"Transaction Documents" means each of the Finance Documents and the Project Documents;

1.88	"Total Assets" means the aggregate of:

1.88.1	the book value of all assets (excluding any amounts attributable to goodwill and other intangible assets);

1.88.2	the excess of the value of tangible assets over their book value;

1.88.3	the original cash purchase price of any movable assets leased and utilised on a full time basis less depreciation at the Borrower's and the Shareholders, as the case may be, normal rates for such assets;

1.88.4	the realisable amount of any debtors factored or sold with or without recourse; and

1.89	"VAT" means value-added tax levied in terms of the Value-Added Tax Act, 1991 as amended from time to time.

2.	INTERPRETATION

2.1	Section, Clause and Annexures and headings are for ease of reference only.

2.2	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Loan Agreement.

2.3	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

2.4	Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

2.5	The Schedules and Annexures form an integral part hereof and words and expressions defined in this Loan Agreement shall bear, unless the context otherwise requires, the same meaning in such Annexures.

2.6	The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

2.7	The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination.

2.8	The Finance Documents shall to the extent permitted by Applicable Law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

2.9	Unless a contrary express provision appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

2.10	Conflict with the Intercreditor Agreement

If any provision of this Loan Agreement conflicts with any provision of the Intercreditor Agreement, then the provisions of the Intercreditor Agreement shall prevail with respect only to the rights of the Lenders as among themselves.

3.	LOAN

The Borrower requires funding. The Lender has agreed to make a Rand denominated credit facility ("Facility") available to the Borrower in an aggregate amount equal to R500 000 000.00 (five hundred million Rand) ("Facility Amount") on the terms and subject to the conditions set out in this Loan Agreement.

4.	PURPOSE OF THE LOAN

The purpose of the Facility is:

4.1	to fund the design, development, acquisition and construction of the Plant and equipment;

4.2	to fund other development and operational costs of the Project;

4.3	to fund payment of all advising, arrangement, commitment, agency and other fees and expenses incurred prior to the Signature Date payable by the Borrower; and

4.4	to fund the working capital of the Borrower.

5.	CONDITIONS PRECEDENT

5.1	Save for clause 1, 2, this clause 5, clauses 18,19 and 20, all of which will become effective on the Signature Date, this Loan Agreement is subject to the fulfilment of the conditions set out in this clause 5.

5.2	The Borrower shall use all endeavours to ensure that the documents and evidence listed below are delivered to the Lender and, where applicable registered, in such form and subject to such terms as the Lender may require within 180 (one hundred and eighty) Business Days of the Signature Date or such later date as may be agreed to in writing ("Longstop Date"):

5.2.1	the execution and delivery of the Finance Documents (other than the Drawdown Request) to the Lender and the Security (except for the SNB and GNB, in respect of which, a power of attorney in favour of the SPV to register the SNB and GNB will suffice);

5.2.2	a certified copy of the resolution of the board of directors of the Borrower, the Shareholders and each Security Provider authorising conclusion of the Finance Documents to which it is a party and, to the extent applicable, confirmation that all the obligations in respect of section 45 and 46 of the Companies Act relating to Security have been complied with, substantially in the form of Annexure "B";

5.2.3	a letter of undertaking, substantially in the form of Annexure "C" from the Shareholder;

5.2.4	all notices, acknowledgements, share certificates, share transfer forms (signed, undated and blank as to transferee) and any other documents as may be required to be delivered to the Security SPV in terms of the cessions and the pledge set out in clause 1.73;

5.2.5	the execution and delivery of the Project Documents , the PPM Loan Agreement, the Shareholder Loan Agreements, the Shareholders’ and License Agreement Amendments and the Shareholder’s Equity Approval;

5.2.6	confirmation in writing by the Borrower that neither a criminal nor civil summons has been served on it nor is it otherwise engaged in any material litigation;

5.2.7	confirmation that the Drawdown Schedule has been finalized; and

5.2.8	no Material Adverse Event has occurred.

5.3	All the Conditions Precedent are stipulated for the benefit of the Lender and each one may be waived by the Lender giving notice in writing to that effect to the Borrower at any time prior to the Longstop Date.

5.4	If the Effective Date has not occurred on or before the Longstop Date, then this Loan Agreement shall automatically terminate and cease to be of force or effect save for clause 1, 2, this clause 5, clauses 18, 19 and 20.

5.5	If, in the erroneous belief that the Conditions Precedent have been fulfilled or waived, the Lender Advances any amount to the Borrower under the Facility ("Erroneous Amount") and if it subsequently transpires that any one or more of such Conditions Precedent have in fact not been fulfilled or waived:

5.5.1	the terms and conditions of this Loan Agreement shall apply in respect of the Erroneous Amount, notwithstanding that the conditions precedent, or any one of them, have not been fulfilled or waived; and/or

5.5.2	the Lender shall be entitled to demand performance of the relevant condition precedent, which shall thereby be converted into an undertaking to be fulfilled by the Borrower or as applicable, the Borrower undertaking to procure fulfilment thereof by the relevant party within the period, not exceeding 10 (ten) Business Days, as may be required by the Lender in such written notice; and/or

5.5.3	the Lender shall be entitled, within 20 (twenty) Business Days of becoming aware thereof, to require that the Erroneous Amount (including any interest that has accrued thereon) be repaid by the Borrower to the Lender on 20 (twenty) Business Days written notice, unless the Borrower can cause such conditions precedent to be fulfilled within such period to the satisfaction of the Lender.

6.	DRAWDOWN CONDITIONS

The Lender will not be obliged to Advance any Loan unless:

6.1	the conditions precedent set out in clause 5 have been fulfilled, deferred or waived to the Lender's satisfaction;

6.2	the Borrower has furnished the Lender with the following documents, in form and substance satisfactory to the Lender:

6.2.1	a Drawdown Request in the form of Annexure "A" per drawdown;

6.2.2	the Engineering Completion Certificate (in respect of the first draw down under the Facility);

6.3	with the exception of the first Drawdown, the Lender is satisfied that all the proceeds of the previous Drawdown have been applied towards the intended purpose as set out in clause 4 above.

7.	ADVANCES

7.1	Each Loan shall, subject to clauses 5 and 6, be advanced by the Lender to the Borrower within 3 (three) Business Days after receipt by the Lender of the Drawdown Request ("Drawdown Date") by electronic transfer into the bank account specified in the Drawdown Request.

7.2	The Lender shall not be obliged to advance any portion of the Facility remaining undrawn as at 15:00 pm on the relevant Terminal Drawing Date.

8.	REPAYMENT

8.1	The Lender may, on reasonable notice to the Borrower, adjust any repayment instalment amount payable under this Agreement at its sole discretion (without changing the term of this Loan Agreement) considering:

8.1.1	fluctuations in the Prime Overdraft Rate;

8.1.2	any prepayments made by the Borrower pursuant to the provisions of this Loan Agreement;

8.1.3	any adjustment to the applicable interest rate in accordance with this Loan Agreement; and/or

8.1.4	any overdue interest and capital repayments.

8.2	The Borrower shall repay the outstanding principal amount of the Loans in 96 (ninety six) equal monthly instalments (or in such other amount as may be confirmed in writing by the Lender in writing, due to, inter alia, fluctuations in the Prime Overdraft Rate) provided that the first instalment shall be paid on the first day of the twenty fifth month after the first Drawdown Date or such later date as may be agreed to in writing by the Lender and the Borrower and the remainder thereafter on the first day of each and every succeeding month until the outstanding principal amount of the Loans has been repaid in full.

8.3	Each repayment shall be apportioned as follows:

8.3.1	firstly towards accrued Interest as at the repayment date;

8.3.2	thereafter towards capitalised interest (if applicable); and

8.3.3	finally towards the outstanding Loan amount.

8.4	The Borrower hereby acknowledges and agrees that for as long as any amount payable by the Borrower to the Lender is in arrears, the Lender shall have the right to appropriate and allocate any monies received from the Borrower to any indebtedness or obligation of the Borrower to the Lender as the Lender may deem fit in its sole and absolute discretion, and the Borrower hereby waives the right to name the debt to which any such monies may or shall in such event be allocated or appropriated.

8.5	To the extent that a debit order is not required by the Lender, any and all amounts payable by the Borrower to the Lender under this Loan Agreement shall be paid in Rand on the due date for payment in immediately available funds by electronic transfer into the bank account of the Lender the details of which are as follows:

Bank	:	[***];
Account Name	:	[***];
Account Number	:	[***];
Branch Code	:	[***];
Branch name	:	[***].

9.	INTEREST

9.1	Subject to the provisions of clause 18, each Loan shall bear interest at a rate of 2% (two per cent) above the Prime Overdraft Rate from the first Drawdown Date.

9.2	Interest on each Loan shall:

9.2.1	accrue at the applicable Interest Rate on a day-to-day basis;

9.2.2	be calculated on the actual number of days elapsed and, for the purposes of calculation, based on a year of 365 (three hundred and sixty-five) days, irrespective of whether the year in question is a leap year; and

9.2.3	subject to clause 9.3, be due and payable in arrear on the first day of the month following the first Drawdown Date of a Loan and subsequent payments shall be made on the first day of every succeeding month.

9.3	Interest in respect of each Loan advanced to the Borrower before the Interest Capitalisation End Date shall be automatically capitalised and will be added to the outstanding principal amount of that Loan daily until the Interest Capitalisation End Date.

9.4	After capitalisation, interest shall:

9.4.1	be treated as part of the principal amount of that Loan;

9.4.2	accrue in accordance with clause 9.2; and

9.4.3	be subject to the repayment and prepayment provisions of this Agreement (pursuant to the provisions of clause 8 above and clause 11 below).

10.	OUTSTANDINGS

All the Loan Outstandings shall be fully paid by the Borrower by the Final Payment Date.

11.	VOLUNTARY PREPAYMENT

The Borrower may, at any time after the first Drawdown Date, if it gives the Lender not less than 10 (ten) Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Facility.

12.	FEES AND COSTS

12.1	The Borrower shall pay to the Lender an raising fee of 1% (one percent) of the value of the Facility, which will be payable in instalments and set-off against each Loan at each Drawdown Date.

12.2	The Borrower shall pay to the Lender a commitment fee of 0,75% (zero comma seventy five percent) per annum on the aggregate amount of the Facility not advanced ("Commitment Fee"), calculated 24 months from after the first Drawdown Date (the "Commitment Fee Commencement Date"). The Commitment Fee shall be calculated and paid on the last day of each month. The accrued Commitment Fee together with any accrued interest thereon shall be withheld or deducted from the amount of the Facility and reduce the amount of the Facility which is available to be drawn by the Borrower.

12.3	The Borrower shall pay to the Lender an administration fee of R9 000 (nine thousand Rand) for each amendment to any Finance Document.

12.4	The Borrower shall pay the Lender R21 500 (twenty one thousand five hundred Rands) for the preparation of the Finance Documents if the Finance Documents are drafted by the Lender’s internal lawyer and/or such other amount incurred by external legal counsel to the Lender.

12.5	The Borrower shall pay to the Lender R21 500 (twenty one thousand Rand) for the restructuring of the Facility, if any, provided that no such fee shall be payable in respect of the first restructure.

12.6	The Borrower shall pay the VAT which the Borrower is obliged to pay to the South African Revenue Service on any fees and costs which the Lender charges the Borrower in terms of this Loan Agreement.

12.7	The Borrower hereby acknowledges that any amount withheld by the Lender as contemplated in this clause 12 (other than in relation to the cancellation fee) shall constitute a valid and proper advance by the Lender to the Borrower repayable in accordance with the terms of this Loan Agreement.

13.	TAXES

All payments to be made by the Borrower to the Lender under this Loan Agreement shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum, net of any deduction or withholding, equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

14.	INCREASED COSTS

The Borrower shall, within 3 (three) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signature Date.

15.	REPRESENTATIONS AND WARRANTIES

15.1	On the Signature Date and save as otherwise disclosed by the Borrower to the Lender in writing, the Borrower represents and warrants to the Lender that:

15.1.1	it is a limited liability company duly incorporated and validly existing under the laws of South Africa;

15.1.2	it has the power and capacity to own its assets and carry on its business as it is currently being conducted;

15.1.3	the obligations expressed to be assumed by the Borrower in the Finance Documents to which it is a party are legal, valid, binding and enforceable obligations (except as such enforceability may be limited by insolvency, reorganisation, moratorium, business rescue or similar laws of general application affecting the enforcement of creditors’ rights generally or by application of public considerations);

15.1.4	it has the power and authority to enter into and perform, and take all necessary action to authorise its entry into, and performance, in terms of the Finance Documents;

15.1.5	the entry into by the Borrower or the exercise of its rights and the performance by the Borrower of each of its obligations under the transactions contemplated by the Finance Documents to which the Borrower is a party does not and will not:

15.1.5.1	violate or conflict in any material respect with any Applicable Law, including but not limited to any environmental laws;

15.1.5.2	violate or conflict with any material provision of its Constitutional Documents;

15.1.5.3	violate or conflict with the Finance Documents, any agreement, mortgage or notarial bond or instrument or treaty to which it is a party or which is binding upon it or any of its assets or constitute a default or termination event under any such agreement or instrument; and

15.1.5.4	result in any asset of the Borrower being encumbered without the knowledge and consent of the Lender other than as contemplated in the Relevant Documents and/or the Shareholder Loan Agreements;

15.1.6	it has and will maintain good and valid legal title to the assets it owns and will keep these in good order and repair to the satisfaction of the Lender;

15.1.7	no litigation, arbitration or administration proceedings are present, pending or threatened against it which, if adversely determined, would result in a Material Adverse Event;

15.1.8	all written information provided by (or on behalf of) the Borrower and supplied to the Lender pursuant to the terms of this Loan Agreement are true and accurate in all material respects;

15.1.9	it has not knowingly withheld any information which, if disclosed, would reasonably be expected to materially and adversely affect the decision of the Lender to provide finance to the Borrower;

15.1.10	all material authorisations necessary including, but not limited to environmental authorisations required to enable the Borrower to lawfully enter into, exercise its rights, conduct its business and comply with its obligations under the Finance Documents to which it is a party and to ensure that the obligations expressed to be assumed by it thereunder are legal, valid, binding and enforceable; have been obtained or effected (as appropriate) and are and will remain in full force and effect;

15.1.11	save as disclosed to the Lender before the Signature Date, it has duly and will continue to punctually pay and discharge all taxes imposed upon it or its assets within a time period allowed without incurring penalties other than taxes which have been contested in good faith and by appropriate means;

15.1.12	no part of its business has been conducted in a manner which is corrupt or has involved the payment of any bribe or improper consideration or violates any Applicable Law;

15.1.13	it has not and none of its Subsidiaries or Shareholders:

15.1.13.1	is (or will) finance or make funds available in any manner to a Sanctioned Entity or as part of a Sanctioned Transaction; or

15.1.13.2	has been or is targeted under any Sanctions, or has committed or will commit or be engaged with a Sanctioned Transaction; and

15.2	The Lender has entered into the Finance Documents to which it is a party on the strength of, and relying on the representations and warranties given to it by the Borrower in this Loan Agreement and on the basis that such representation and warranty will, save as specifically otherwise stated, be true and correct. Each representation and warranty shall be deemed to be a separate representation and warranty given without prejudice to any other representation and warranty and deemed to be a material representation inducing the Lender to enter into this Loan Agreement or any other Finance Document to which it is a party. The Borrower will promptly inform the Lender of any event or any circumstance whatsoever which is likely to affect the accuracy of or modify any representation, warranty, undertaking or covenant of or by the Borrower in terms of this Loan Agreement.

16.	UNDERTAKINGS

16.1	The Borrower undertakes that as long as any amount is owing in terms of the Finance Documents, it:

16.1.1	has not and will not take any corporate action, nor have any other steps been taken or legal proceedings started or threatened against it for its business rescue proceedings, winding-up, dissolution, administration or re-organisation or for the enforcement of any security interest over all or any of its revenues or assets or for the appointment of a business rescue practitioner, receiver, administrator, administrative receiver, trustee or similar officer of it or of all or any of its assets and will immediately notify the Lender, if the board of directors of the Borrower have any reasonable grounds to believe that the Borrower is financially distressed and a resolution of the Borrower is being considered or proposed to voluntarily begin business rescue proceedings in respect of the Borrower;

16.1.2	shall allow the duly authorised representatives of the Lender (and/or of any funding institution providing funding to the Lender for purposes of the Loans) at all reasonable times to communicate directly with any of the Borrower’s service providers in order to obtain any information/documentation deemed necessary by the Lender or inspect the Borrower’s premises, works and equipment and its books, documents and records and to make extracts from or copies of the latter on the understanding that information obtained from the Borrower will remain confidential (except where disclosure to relevant authorities is required under Applicable Laws or by any governmental body or authority) and restricted to the Lender, any such institution and their respective personnel;

16.1.3	shall attend, at the Lender’s costs, any rehabilitation programme that the Lender may request it to undergo if it fails or is unable to pay any cost or make any payment payable to the Lender in terms of this Loan Agreement;

16.1.4	shall maintain insurances, with reputable independent insurance companies or underwriters, on and in relation to its business, assets and key employees against those risks and to the extent as is usual for companies carrying on the same or substantially similar business;

16.1.5	shall ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by the law applying to companies generally in South Africa or any jurisdiction it carries business;

16.1.6	shall not incur any indebtedness, other than the Permitted Indebtedness and the Existing Indebtedness, without IDC’s prior written consent in excess of R200 000 000.00 (two hundred million Rand) (other than in the ordinary course of business);

16.1.7	shall not (and ensure that none of its Subsidiaries or shareholders does) become a Sanctioned Entity, participate in any Sanctioned Transactions or become subject to any claim, proceeding, notice or investigation with respect to any Sanction by the Sanctions Authority;

16.1.8	shall furnish to the Lender:

16.1.8.1	its audited annual financial statements, as soon as such documents are available, but within 120 (one hundred and twenty days) after the end of the financial year concerned;

16.1.8.2	its monthly management accounts, acceptable to the Lender, within 45 (forty five) calendar days of the month end;

16.1.8.3	any information regarding its financial affairs or business as the Lender may reasonably require from time to time and on request, in order for the Lender to assess and/or protect its rights under any Finance Document;

16.1.8.4	any agreements entered into with a Related Person;

16.1.8.5	semi-annually, its assets register; and

16.1.8.6	annually, as applicable and upon request by the Lender, proof of filing of annual returns with the Companies and Intellectual Property Commission;

16.1.9	shall not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld):

16.1.9.1	as applicable, redeem or purchase any of its shares or otherwise reduce its share capital in any manner and to any extent;

16.1.9.2	sell, transfer, encumber (other than as contemplated pursuant to the Permitted Indebtedness, Existing Indebtedness and the Relevant Documents) or otherwise dispose of any of its assets or revenue other than in the normal course of business and on an arms length basis;

16.1.9.3	enter into any mergers, consolidations and amalgamations (other than any intra-group transactions in respect of the Borrower’s group) or transactions that have a similar effect;

16.1.9.4	enter into any agreements with a Related Person, other than any agreement entered into by the Borrower pursuant to the Permitted Indebtedness, Existing Indebtedness and/or the Relevant Documents; and

16.1.10	employ or appoint, directly or indirectly, in any capacity (either as principal, agent, partner, representative, shareholders, director, consultant, adviser, employee or in any other like capacity) any employee or former employee of the Lender who was integrally or materially involved in providing services to the Borrower that are generally provided by the Lender, in its ordinary course of business, to its clients (for a period of two years calculated from the Effective Date; and shall provide the Lender with a detailed analysis report as soon as practicable after each Drawdown Date but by no later than 10 Business Days from each Drawdown Date, which analysis report shall provide details of how the proceeds of the Loan/s were utilised.

16.2	To the extent required in accordance with Applicable Law (and for the avoidance of doubt, as at the Signature Date, PPM is of the view that the below is not required), the Borrower further undertakes to use its reasonable endeavours to procure that:

16.2.1	PPM provides for environmental rehabilitation as required under Applicable Law;

16.2.2	PPM determines the environmental impact of the Plant and makes the appropriate budgetary allegations henceforth in order to comply with all Applicable Law;

16.2.3	the reimbursement of all such rehabilitation costs for the Plant (and the funding and budgeting thereof) incurred by PPM, will be catered for, to the extent required, in the Site Services and Utilities Agreement; and

16.2.4	PPM submit an environmental decommissionery report to the Lender at least 90 days prior to the intended closure of the Plant, which report shall include the extent to which the closure of the Plant complies with Applicable Law and the proposed timeline to closure and compliance with all aspects of Applicable Law.

16.3	Save for in respect of any legal proceedings which may be instituted against the Lender by the Borrower, the Borrower further undertakes and agrees that it shall not at any time during or after the termination of this Agreement, Denigrate or make any degrading, offensive or otherwise negative character shaming, false or unsubstantiated remarks orally or in writing through any medium including, but not limited to electronic mail, television or radio, computer networks, social media platforms, or any other form of communication, or take any action to, or intended to, defame, damage or assail the reputation, or cause or tend to cause the recipient(s) of a communication to question the business condition, integrity, competence, good character, or professionalism of the IDC, its board, its executives, operations, clients, employees, business strategies or services;

16.4	The Borrower further undertakes that:

16.4.1	it shall do everything in its power to expediate the delivery and registration (where applicable) of the Security;

16.4.2	all transactions between itself and a Group Company shall be on an arm’s lengths basis and disclosed, in writing, to the Lender;

16.4.3	it shall not incur any repayment obligations in excess of R200 000 000.00 (two hundred million Rand) in any one financial year, unless in the ordinary course and scope of business, or to pay for cost over runs (being costs excess of any item in its annual budget) without the prior written consent of the Lender, other than the Existing Indebtedness and the Permitted Indebtedness;

16.4.4	it shall immediately notify the Lender in writing should it receive any notice from a counterparty purporting to place the Borrower in breach or cancel any agreement (“Third Party Breach Notice”);

16.4.5	it shall immediately notify the Lender in writing upon either of them becoming aware of:

16.4.5.1	criminal or civil proceedings being instituted against either of it, the Shareholders or any member of its board of directors (“Directors”); and

16.4.5.2	any Directors being subpoenaed to give evidence in relation to the Borrower, the Shareholder and/or the Plant, by the South African Police Service, the Special Investigating Unit and/or Commission of Inquiry or the Public Protector;

16.4.5.3	any new Directors being appointed or parties acquiring shares in its share capital in order that the Lender may conduct background checks under the Financial Intelligence Centre Act No. 38 of 2001;

16.4.6	it shall comply with any environmental impact assessment in connection with the Plant as well as any approved environmental plans;

16.4.7	it will determine the environmental impact of the Plant and make appropriate budgetary allocations henceforth in order to comply with all Applicable Law;

16.4.8	it shall notify the Lender in writing immediately upon any criminal, civil, social or regulatory action being taken against it and notify the Lender within 48 hours of any occupational health and safety accident resulting in a fatality or hospitalisation and shall, furthermore, furnish the Lender with a written report setting out:

16.4.8.1	the nature and cause of accident;

16.4.8.2	the immediate steps taken by it;

16.4.8.3	a root cause analysis of the accident;

16.4.9	ensure that the Lender is represented on the Steering Committee;

16.4.10	regularly furnish the Lender with the minutes of the Steering Committee meetings;

16.4.11	it shall, using reasonable commercial endeavours, ensure that it achieves at least a level 4 BEE rating within 2 years from commissioning of the Plant;

16.4.12	it shall give employees and agents of the Lender access to the Plant for purposes of verifying the Plant’s compliance with Applicable Law, provided that any such access shall (i) be on 10 Business Days’ notice; (ii) take place between 9h00 and 16h00; and (iii) be in accordance with the safety and security policies and procedures adopted in respect of the Plant and its operations, from time to time.

17.	FINANCIAL COVENANTS AND/OR RESTRICTIONS

17.1	The Borrower shall from the date that is 18 months from the Steady State Date (the “Financial Covenant Effective Date”):

17.1.1	comply with the following financial ratios and covenants which shall be measured by the Borrower each Calculation Date (the Borrower shall, within 10 (ten) Business Days, submit evidence of such measurement to the satisfaction of the Lender). The Lender shall be entitled to measure compliance with the financial ratios and the covenants set out below at any time for the duration of the Facility which shall include:

17.1.1.1	Debt Service Cover Ratio: no less than 1.15 times (one point fifteen);

17.1.1.2	the Cash Interest Cover Ratio: no less than 2.3 times (two point three).

17.2	The Borrower shall not:

17.2.1	make any loans to its directors, shareholders, managers, members, Related Persons or any other person or entity; and/or

17.2.2	repay any shareholders' Related Persons loans or pay any interest on shareholders' Related Persons’ loans, make any payments whatsoever to its shareholders Related Persons;

if:

17.2.2.1	the Borrower is in breach of any material term of this Loan Agreement; or

17.2.2.2	the making of such payment would result in:

17.2.2.2.1	the ratio of Shareholder’s Interest to Total Assets being reduced below 30% (thirty percent); or

17.2.2.2.2	the Debt Service Cover Ratio being less than 1.6 times (one point six).

18.	BREACH

18.1	Should the Borrower fail for any reason whatsoever to make any payment under the Finance Documents when due and payable which failure is not remedied within 5 (five) Business Days or should the Borrower commit any breach or fail to observe any of the provisions of the Finance Documents which failure or breach is not remedied within 15 (fifteen) Business Days, then:

18.1.1	without prejudice to any other rights the Lender may have in terms of this Loan Agreement, any other Finance Document or the law:

18.1.1.1	the Interest Rate applicable to the Loans shall be increased to the Default Rate for the duration of such breach or failure;

18.1.1.2	all rights which shall accrue to the Lender shall be without prejudice and shall further be in addition to any other rights at law;

18.1.1.3	the Lender may declare any or every Loan made to the Borrower to be due and payable on demand of the Lender;

18.1.1.4	the Lender may declare any amount owing under the Finance Documents to be immediately due and payable (whereupon same shall become so payable together with accrued interest but unpaid interest on each Loan calculated up to and including the default date); and/or

18.1.1.5	the Lender shall be entitled to exercise any or all of its rights, remedies, powers or discretions in respect of the Security, without any limitation, upon the happening of any of the following events which shall be deemed to be a breach of this Loan Agreement by the Borrower which is not remedied within 20 (twenty) Business Days namely, if:

18.1.2	a Material Adverse Event occurs;

18.1.3	termination or amendment without the Lender's consent or breach of the Finance Documents;

18.1.4	the Borrower commits any event which would be an act of insolvency under the Insolvency Act, No. 24 of 1936 or business rescue proceedings are commenced in respect of the Borrower or any application is made to commence business rescue proceedings in respect of the Borrower, or the Borrower is placed in liquidation or under judicial management, whether provisional or final, or a resolution is proposed or passed for the entry into of business rescue proceedings by the Borrower, or a special resolution is passed for the winding-up of the Borrower;

18.1.5	a judgment is entered against the Borrower and the Borrower fails within 14 (fourteen) Business Days after becoming aware of such judgment either to satisfy the same or to apply for it to be set aside or to appeal against it and in the event of such application or appeal being unsuccessful, failing to make immediate payment;

18.1.6	any indebtedness of the Borrower is not paid when due or within any applicable grace period (save if that failure is due to an administrative or technical error in which event the relevant amount shall be paid within 5 (five) Business Days of the due date for payment), or any creditor of the Borrower becomes entitled to declare any indebtedness of the Borrower due and payable prior to its specified maturity as a result of any event of default (howsoever described);

18.1.7	without the prior written consent of the Lender, the Borrower ceases to conduct its business;

18.1.8	the Borrower does not comply with any provision of any material agreement to which it is a party;

18.1.9	the Borrower repudiates a Finance Document to which it is a party;

18.1.10	any representation, warranty or statement made or deemed to be made by the Borrower in any of the Finance Documents is proved to have been incorrect or misleading in any material way;

18.1.11	any material authorisation including but not limited to authorisation, licences and permits necessary for the Borrower’s business is withdrawn, terminates, lapses or is cancelled for any reason whatsoever prior to its specified maturity;

18.1.12	without the prior written consent of the Lender, there is a change of Control in respect of the Borrower;

18.1.13	without the prior written consent of the Lender, the Borrower disposes (other than in its ordinary course of business) or encumbers its assets (other than pursuant to the Relevant Documents, Permitted Indebtedness or the Existing Indebtedness) or incurs additional liabilities (other than pursuant to the Relevant Documents, Permitted Indebtedness or the Existing Indebtedness) and/or the Borrower disposes of any of the assets acquired by way of Advances under this Loan Agreement or fails to utilise the said assets for the business of the Borrower; or

18.1.14	the Borrower, any of its Subsidiaries or Shareholders, directors, officers and/or affiliates is listed on a Sanctions List and/or becomes a Sanctioned Entity; or

18.1.15	the Borrower receives a Third Party Breach Notice which is not withdrawn or satisfied within 20 (twenty) Business Days.

19.	DOMICILIUM CITANDI ET EXECUTANDI

19.1	The Parties choose the addresses set out opposite their names on the first page of this Agreement as their domicilium citandi et executandi (whether in respect of notices, court processes or any other documents or communications of whatsoever nature) for all purposes of this Loan Agreement.

19.2	Any notice or communication required or permitted to be given in terms of this Loan Agreement shall be valid and effective only if in writing. it shall be acceptable to give notice by email provided that proof of such email transmission is provided to the Party to whom notice is addressed and physical copies of the notice or communication are delivered to the aforesaid address of the Party to whom such notice is addressed within 3 (three) Business Days of such email transmission.

19.3	Any Party may by written notice to the other Parties change its chosen address to another physical address in South Africa, provided that the change shall become effective on the 7th (seventh) Business Day after delivery of such notice to the addressee.

19.4	Any notice to a Party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address shall be deemed to have been received, unless the contrary is proved, on the first Business Day after delivery.

19.5	Notwithstanding anything to the contrary contained in this clause, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered in accordance with the provisions of this clause 19.

20.	GENERAL

20.1	The Borrower shall within 5 (five) Business Days of demand indemnify the Lender against any reasonable and properly evidenced costs, loss or liability incurred by the Lender as a result of any breach by the Borrower of any Finance Document or by the Lender having to investigate any such breach and a failure by the Borrower to pay any amount due under a Finance Document on its due date, save to the extent compensated by way of any Default Interest.

20.2	If, at any time, it is or will become unlawful for the Lender to make or fund any payment under this Loan Agreement or to allow a Loan or any substantial part of it to remain outstanding or otherwise to comply with any of its material obligations under this Loan Agreement, or any of the Borrower's obligations under this Loan Agreement is not, or ceases to be, legal, valid, binding and enforceable, including, without being limited to, any obligation of the Borrower to increase any sum payable by it to account for any deduction or withholding of tax referred to in clause 13 the Lender may terminate this Loan Agreement by written notice to the Borrower and:

20.2.1	the Borrower shall cease to be entitled to receive any advance under this Loan Agreement;

20.2.2	all the Borrower's indebtedness under this Loan Agreement shall immediately become due without demand, presentment, protest, or other notice of formality of any kind, all of which are expressly waived by the Borrower; and

20.2.3	the Lender may exercise all, or any of, the rights and remedies available to it under this Loan Agreement and otherwise.

20.3	The entire provisions of this Loan Agreement shall be governed by and construed in accordance with the laws of South Africa and the Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Gauteng Local Division of the High Court of South Africa, Johannesburg (or any successor to that division) in regard to all matters arising from this Loan Agreement.

20.4	The amount of the Borrower's indebtedness to the Lender in terms of this Loan Agreement shall be determined and proved by the mere production of a certificate purported to have been signed by any official or authorised signatory of the Lender, whose appointment, qualification and authority need not be proved.

20.5	The Borrower shall not be entitled to cede, delegate or assign (as the case may be) all or any of their rights, benefits and obligations under this Loan Agreement to any person, without the prior written consent of the Lender. The Lender may, at any time, sell down all or any part of its proportionate share of the outstandings, and assign its corresponding rights and obligations under this Loan Agreement and any other relevant Finance Document to any person. The Borrower hereby consents to any splitting of claims that may arise from this assignment by the Lender.

20.6	The Parties choose the addresses set out under their names as the addresses to which any written notice in connection with this Loan Agreement may be addressed and as their respective domicilium citandi et executandi at which documents in legal proceedings in connection with this Loan Agreement may be served.

20.7	No alteration, variation or consensual cancellation of this Loan Agreement or amendment of any terms of this Loan Agreement shall be of any effect unless it is recorded in writing and signed by all the Parties to this Loan Agreement or their respective successors in title;

20.8	No relaxation which the Lender may allow the Borrower at any time in regard to the carrying out of this Loan Agreement shall:

20.8.1	prejudice any of the Lender's rights under this Loan Agreement in any manner whatsoever; and

20.8.2	be regarded as a waiver of any of those rights.

20.9	This Loan Agreement contains the entire Loan Agreement between the Parties and no representation, warranty or undertaking, whether express, implied or tacit, not contained in this Loan Agreement, may be relied on by either Party.

20.10	All fees and costs payable under this Loan Agreement are exclusive of VAT.

20.11	Every Party shall at all times keep confidential (and ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to the other Party or to any matter arising from or in connection with this Loan Agreement and shall not use or disclose such information except:

20.11.1	with the consent of the other Party;

20.11.2	in accordance with an order of court of competent jurisdiction;

20.11.3	in order to comply with any law or governmental regulations by which a Party concerned is bound;

20.11.4	in order for the Lender to comply with any request made by any governmental department or agency; or

20.11.5	in order for the Lender, to comply with any requirements as required by the Lender's funders and/or financiers.

20.12	This Loan Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at [***] on 31 March 2022

For: KELLPLANT PROPRIETARY LIMITED

/s/ [***]
NAME: [***]
CAPACITY: [***]

who warrants that he/she is duly authorised thereto

AS WITNESSES:

1.

2.

SIGNED at [***] on 31 March 2022

For: KELLPLANT PROPRIETARY LIMITED

/s/ [***]
NAME: [***]
CAPACITY: [***]

who warrants that he/she is duly authorised thereto

AS WITNESSES:

1.

2.

SIGNED at Sandton on 31 March 2022

For:

INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED

/s/ [***]
NAME: [***]
CAPACITY: [***]

who warrants that he/she is duly authorised thereto

/s/ [***]
NAME: [***]
CAPACITY: [***]

who warrants that he/she is duly authorised thereto

AS WITNESSES:

1.

2.

ANNEXURE "A": FORM OF DRAWDOWN REQUEST

[TO BE PLACED ON BORROWER'S LETTERHEAD]

INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED ("LENDER")

[***]

Tel:   [***]

Dear Sirs/Madam

REQUEST FOR ADVANCE UNDER A LOAN AGREEMENT CONCLUDED BETWEEN THE LENDER AND [INSERT DETAILS OF THE BORROWER] DATED ON OR ABOUT [●] 20[●] ("AGREEMENT")

1.	We refer to the Agreement.

2.	The terms defined in the Agreement shall have the same meanings where used in this Drawdown Request.

3.	This Drawdown Request is irrevocable.

4.	We hereby give you notice that, pursuant to the Agreement we wish to make a drawdown in an amount of R[●] under this Loan A upon the terms and subject to the conditions contained herein. [Note: Select applicable option from words in square brackets.] [Each draw for each loan to be in a separate drawdown request]

5.	The proposed Utilisation Date is [●] 20[●].

6.	We confirm that as at the date hereof, the representations and warranties set out in the Finance Documents to which we are a party are true and correct in all material respects and that no breach of any of the Finance Documents has occurred or is continuing.

7.	The proceeds of the Advance shall be credited to the following bank account:

Name of Bank:	[●]

Account Name:	[●]

Account Number:	[●]

Branch Code:	[●]

8.	We confirm that:

8.1.	no Material Adverse Event has occurred; and

8.2.	[the Borrower is in compliance with the provisions of clause 6 of the Agreement.] [Note: Delete if the lock-up financial covenants are not a drawstop.]

Yours faithfully,

For and on behalf of:

[INSERT NAME OF BORROWER]
Name:
Capacity:

ANNEXURE "B" PART I: BOARD RESOLUTION OF THE BORROWER

[TO BE PLACED ON THE BORROWER'S LETTERHEAD]

RESOLUTION

It was resolved at a meeting by the [directors/members] [Note: Select applicable option.] of [insert name of borrower], registration number [insert registration number] ("Company") held on [●] 20[●] at [●], that:

1.	The Company be authorised to enter into:

1.1.	a loan with the Industrial Development Corporation of South Africa Limited for the provision of R[●] for the purposes of financing, amongst other things, [its working capital requirements] ("Loan Agreement");

1.2.	the security agreements relating to the Security (to be provided by the Company) as set out in the Loan Agreement, being [Note: List the security]; and

1.3.	each other document and/or agreement:

1.3.1.	to which the Company is required to be a party in terms of the Loan Agreement, it being noted recorded that the latest drafts of such documents were circulated to the [board of directors] of the Company prior to the passing of this resolution, and any ancillary document and such other agreement and/or documents as may be required or are necessary or desirable to give effect to the transaction contemplated therein; and

1.3.2.	as may be required or are necessary or desirable from time to time in order to amend, restate, supplement, re-instate and/or give effect to the transactions contemplated in the Loan Agreement, as permitted by the Loan Agreement,

("Approved Documents").

2.	[The entry into and performance of the Company's obligations under and in terms of the Approved Documents may constitute –

2.1.	the provision of financial assistance by the Company including as contemplated in section 45 of the Companies Act (the "Financial Assistance"); and

2.2.	a distribution as defined in section 1 and contemplated in section 46 of the Companies Act (the "Proposed Distribution").]

[Note: Delete if there is no financial assistance or distribution taking into account the basis on which the security documents into which the Borrower enters are drafted (eg if the security given by the Borrower is given in relation to obligations owed under the Finance Documents by other entities that constitute “related or interrelated parties” to the Borrower, financial assistance needs to be authorised)-see the definition of secured obligations in the security agreements

3.	[INSERT NAME OF AUTHORISED SIGNATORY], identity number [●] ("Authorised Signatory"), [acting alone], be authorised to:

3.1.	negotiate, settle the terms of, conclude and execute, in his/her sole and absolute discretion, the Approved Documents referred to above for and on behalf of the Company and any amendment thereto;

3.2.	sign and/or dispatch all documents, notices and certificates to be signed and/or dispatched by the Company under or in connection with the Approved Documents, on behalf of the Company;

3.3.	sign any document necessary to give effect to the Approved Documents above; and

3.4.	generally do or cause all such things to be done and sign and cause to be signed all such documentation as may be necessary and/or incidental to give effect to the resolutions above.

4.	[In accordance with Section 45 of the Companies Act, and also taking into account, inter alia, the effect of the Approved Documents in relation to the Company, it is recorded that the board of directors of the Company is satisfied that –

4.1.	immediately after the provision by the Company of the Financial Assistance, the Company will satisfy the solvency and liquidity test, as set out in section 4 of the Companies Act ("Solvency and Liquidity Test");

4.2.	the terms under which the Company is giving the Financial Assistance are fair and reasonable to the Company; and

4.3.	all conditions and restrictions (if any) set out in the Company's memorandum of incorporation regarding the granting of financial assistance (including the Financial Assistance) have been satisfied. ] [Note: Delete if there is no financial assistance or distribution.]

5.	[Pursuant to resolution 6 above and the special resolution of the shareholders of the Company approving, inter alia, the provision of financial assistance (which includes the Financial Assistance) by the Company as contemplated in sections 45(3)(a)(ii) of the Companies Act, the Company be and is hereby authorised to provide the Financial Assistance. ] [Note: Delete if there is no financial assistance.]

6.	[It is further recorded that in accordance with the provisions of section 46 of the Companies Act, the board of directors of the Company acknowledges that it has applied the Solvency and Liquidity Test in relation to the Proposed Distribution and has reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the Proposed Distribution and accordingly the Company be and is hereby authorised to make the Proposed Distribution.] [Note: Delete if there is no financial assistance or distribution.]

7.	To the extent that any person referred to in resolution 5 above has, prior to the date of this resolution, executed any of the Approved Documents and/or performed any of the actions contemplated in the resolutions contained herein, the [board of directors/members] [Note: Select applicable option.] of the Company hereby, to the extent that same may be necessary and to the extent that such actions are legally capable of ratification, ratify and approve all and any such execution of documents and/or the performance of any and all such actions.

8.	Specimen signature of Authorised Signatory:

Name:	Signature:

[INSERT NAME OF DIRECTOR /MEMBER] [Director/Member] [Note: Select applicable option.] Date:	[INSERT NAME OF DIRECTOR/MEMBER] [Director/Member] [Note: Select applicable option.] Date:

ANNEXURE "B" PART II: BORROWER SHAREHOLDER RESOLUTION [

[TO BE PLACED ON THE BORROWER'S LETTERHEAD]

RESOLUTION

It was resolved at a meeting by the Shareholders of [insert name of borrower], registration number [insert registration number] ("Company") held on [●] 20[●] at [●], that:

1.	The Company be authorised to enter into:

1.1.	a loan agreement with Industrial Development Corporation of South Africa Limited for the provision of R[●] for the purposes of financing, amongst other things, [its working capital requirements] ("Loan Agreement");

1.2.	the security agreements relating to the Security (to be provided by the Company) as set out in the Loan Agreement, being [List the security]; and

1.3.	each other document and/or agreement:

1.3.1.	to which the Company is required to be a party in terms of the Loan Agreement, it being noted recorded that the latest drafts of such documents were circulated to the shareholders of the Company prior to the passing of this resolution, and any ancillary document and such other agreement and/or documents as may be required or are necessary or desirable to give effect to the transaction contemplated therein; and

1.3.2.	as may be required or are necessary or desirable from time to time in order to amend, restate, supplement, re-instate and/or give effect to the transactions contemplated in the Loan Agreement, as permitted by the Loan Agreement,

("Approved Documents").

2.	[The entry into and performance of the Company's obligations under and in terms of the Approved Documents may constitute the provision of financial assistance by the Company including as contemplated in section 45 of the Companies Act (the "Financial Assistance").

3.	The provision of financial assistance (including the Financial Assistance) by the Company be and is hereby approved in terms of sections 45(3)(a)(ii) of the Companies Act.]

[Note: Delete if there is no financial assistance or a resolution has been passed in the past 2 years and it covers the Security.]

[INSERT NAME OF SHAREHOLDER] Date:	[INSERT NAME OF SHAREHOLDER] Date:

ANNEXURE "B" PART III: BOARD RESOLUTION OF THE SECURITY PROVIDER

[TO BE PLACED ON THE SECURITY PROVIDER 'S LETTERHEAD]

RESOLUTION

It was resolved at a meeting by the [directors/trustees/members] [Note: Select applicable option.] of [insert name of company/trust], [registration/Master's Reference Number: [insert registration/master's reference number] [Note: Select applicable option.] ("Company/Trust") held on [●] 20[●] at [●], that:

1.	[insert name of borrower], registration number [insert registration number] has entered into or will enter into a loan agreement with Industrial Development Corporation of South Africa Limited for the provision of R[●] for the purposes of financing, amongst other things, [its working capital requirements][amend as applicable] ("Loan Agreement").

2.	The [Company/Trust] [Note: Select applicable option.] name be authorised to enter into:

2.1.	[●]; and [Note: Insert description of the security agreements to be concluded.]

2.2.	the security agreements relating to the Security (to be provided by the [Company/Trust]) as set out in the Loan Agreement, being [List the security]; and

2.3.	each other document and/or agreement:

2.3.1.	to which the [Company/Trust] [Note: Select applicable option.] is required to be a party in terms of the Loan Agreement, it being noted recorded that the latest drafts of such documents were circulated to the [board of directors/members/trustees] [Note: Select applicable option.] of the Company /Trust prior to the passing of this resolution, and any ancillary document and such other agreement and/or documents as may be required or are necessary or desirable to give effect to the transaction contemplated therein; and

2.3.2.	as may be required or are necessary or desirable from time to time in order to amend, restate, supplement, re-instate and/or give effect to the transactions contemplated in the Loan Agreement, as permitted by the Loan Agreement,

("Approved Documents").

3.	[The entry into and performance of the Company's obligations under and in terms of the Approved Documents may constitute –

3.1.	the provision of financial assistance by the Company including as contemplated in section 45 of the Companies Act (the "Financial Assistance"); and

3.2.	a distribution as defined in section 1 and contemplated in section 46 of the Companies Act (the "Proposed Distribution").]

[Note: Delete if there is no financial assistance or distribution or if Security Provider is a Trust.]

4.	[insert name of authorised signatory], identity number [●] ("Authorised Signatory"), [acting alone], be authorised to:

4.1.	negotiate, settle the terms of, conclude and execute, in his/her sole and absolute discretion, the Approved Documents referred to above for and on behalf of the [Company/Trust] [Note: Select applicable option.] and any amendment thereto;

4.2.	sign and/or dispatch all documents, notices and certificates to be signed and/or dispatched by the [Company/Trust] [Note: Select applicable option.] under or in connection with the Approved Documents, on behalf of the [Company/Trust] [Note: Select applicable option.];

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4.3.	sign any document necessary to give effect to the Approved Documents above; and

4.4.	generally do or cause all such things to be done and sign and cause to be signed all such documentation as may be necessary and/or incidental to give effect to the resolutions above.

5.	[In accordance with Section 45 of the Companies Act, and also taking into account, inter alia, the effect of the Approved Documents in relation to the Company, it is recorded that the board of directors of the Company is satisfied that –

5.1.	immediately after the provision by the Company of the Financial Assistance, the Company will satisfy the solvency and liquidity test, as set out in section 4 of the Companies Act ("Solvency and Liquidity Test");

5.2.	the terms under which the Company is giving the Financial Assistance are fair and reasonable to the Company; and

5.3.	all conditions and restrictions (if any) set out in the Company's memorandum of incorporation regarding the granting of financial assistance (including the Financial Assistance) have been satisfied. ] [Note: Delete if there is no financial assistance or distribution or if Security Provider is a Trust.]

6.	[Pursuant to resolution 6 above and the special resolution of the shareholders of the Company approving, inter alia, the provision of financial assistance (which includes the Financial Assistance) by the Company as contemplated in sections 45(3)(a)(ii) of the Companies Act, the Company be and is hereby authorised to provide the Financial Assistance. ] [Note: Delete if there is no financial assistance or if Security Provider is a Trust.]

7.	[It is further recorded that in accordance with the provisions of section 46 of the Companies Act, the board of directors of the Company acknowledges that it has applied the Solvency and Liquidity Test in relation to the Proposed Distribution and has reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the Proposed Distribution and accordingly the Company be and is hereby authorised to make the Proposed Distribution.] [Note: Delete if there is no distribution or if Security Provider is a Trust.]

8.	To the extent that any person referred to in resolution 5 above has, prior to the date of this resolution, executed any of the Approved Documents and/or performed any of the actions contemplated in the resolutions contained herein, the [board of directors/trustees/members] [Note: Select applicable option.] of the [Company/Trust] [Note: Select applicable option.] hereby, to the extent that same may be necessary and to the extent that such actions are legally capable of ratification, ratify and approve all and any such execution of documents and/or the performance of any and all such actions.

9.	Specimen signature of Authorised Signatory:

Name:	Signature:

[INSERT NAME OF DIRECTOR/TRUSTEE/MEMBER] [Director/Trustee/Member] [Note: Select applicable option.] Date:	[INSERT NAME OF DIRECTOR/ TRUSTEE/MEMBER] [Director/Trustee/Member] [Note: Select applicable option.] Date:

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ANNEXURE "B" PART IV: SECURITY PROVIDER SHAREHOLDERS RESOLUTION

[TO BE PLACED ON THE SECURITY PROVIDER'S LETTERHEAD]

RESOLUTION

It was resolved at a meeting by the Shareholders of [insert name of company], [registration number [insert registration], ("Company") held on [●] 20[●] at [●], that:

1.	[INSERT NAME OF BORROWER], registration number [INSERT REGISTRATION NUMBER] has entered into or will enter into a loan agreement with Industrial Development Corporation of South Africa Limited for the provision of R[●] for the purposes of financing, amongst other things, [its working capital requirements] ("Loan Agreement").

2.	The Company be authorised to enter into:

2.1.	[●]; and [Note: Insert description of security agreements to be concluded.]

2.2.	each other document and/or agreement:

2.3.	to which the Company is required to be a party in terms of the Loan Agreement, it being noted recorded that the latest drafts of such documents were circulated to the shareholders of the Company prior to the passing of this resolution, and any ancillary document and such other agreement and/or documents as may be required or are necessary or desirable to give effect to the transaction contemplated therein; and

2.4.	as may be required or are necessary or desirable from time to time in order to amend, restate, supplement, re-instate and/or give effect to the transactions contemplated in the Loan Agreement, as permitted by the Loan Agreement,

("Approved Documents").

3.	[The entry into and performance of the Company's obligations under and in terms of the Approved Documents may constitute the provision of financial assistance by the Company including as contemplated in section 45 of the Companies Act (the "Financial Assistance").] [Note: Delete if there is no financial assistance.]

4.	[The provision of financial assistance (including the Financial Assistance) by the Company be and is hereby approved in terms of sections 45(3)(a)(ii) of the Companies Act.] [Note: Delete if there is no financial assistance.]

[INSERT NAME OF SHAREHOLDER] Date:	[INSERT NAME OF SHAREHOLDER] Date:

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ANNEXURE "C": FORM OF SHAREHOLDER UNDERTAKINGS

INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED

[***]

Tel:            [***]

Attention: [●]

Date: [●] 20[●]

Dear Sirs

LOAN AGREEMENT CONCLUDED BETWEEN INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED AND [INSERT NAME OF BORROWER] ("COMPANY") ON OR ABOUT [●] 20[●] ("LOAN AGREEMENT")

1.	We refer to the Loan Agreement.

2.	The terms defined in the Loan Agreement shall have the same meanings where used in this letter of undertaking.

3.	We, [INSERT NAME OF SHAREHOLDER] and [INSERT NAME OF SHAREHOLDER] (the “Shareholder”), as Shareholders of the Company, hereby give the below mentioned undertakings.

4.	Positive Undertaking:

We hereby undertake that, for so long as any amount is owing in terms of the Finance Documents, each Shareholder shall procure that the Borrower complies with its obligations under the Finance Documents.

5.	Restriction on Disposal of Shares

5.1.	Each Shareholder hereby undertakes that until repayment of the Loan in full and payment of all other amounts under the Finance Documents, it shall ensure that:

5.1.1.	the Borrower will not issue any further shares in its share capital or sub-divide or alter its/their share capital in any way other than to the Shareholder as at the Signature Date;

5.1.2.	no Shareholder sells or in any other way disposes of any of its/their shares in the Borrower without the prior written consent of the Lender;

5.1.3.	there shall be no change in Control of either the Borrower or the other Shareholder, whether directly or indirectly which has the effect of changing the ability to appoint the directors of the Borrower or the Shareholder, as the case may be or to exercise any voting rights (directly or indirectly) at any meeting of directors, shareholders respectively as from the position existing as at the Signature Date, without the prior written consent of the Lender.

Yours faithfully

[INSERT NAME OF SHAREHOLDER] Name: Date:	[INSERT NAME OF SHAREHOLDER] Name: Date:

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